                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                                   ----------

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           July 15, 1997
                                                --------------------------------


                              CKE RESTAURANTS, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                        1-13192                  33-0602639
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
    of Incorporation)                 File Number)           Identification No.)


1200 North Harbor Boulevard, Anaheim, California                        92801
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code        (714) 774-5796
                                                   -----------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On July 15, 1997, CKE Restaurants, Inc., a Delaware corporation (the "Company"), acquired Hardee's Food Systems, Inc., a North Carolina corporation ("Hardee's"), for $327.0 million (subject to adjustment) in cash from Imasco Holdings, Inc. ("Imasco Holdings") pursuant to the Stock Purchase Agreement, dated as of April 27, 1997 (the "Stock Purchase Agreement"), among the Company, Hardee's and Imasco Holdings (the "Hardee's Acquisition"). Hardee's was founded in 1961 and is the nation's fourth largest quick-service hamburger restaurant chain, based on system-wide sales, with a leading market presence in the Southeastern and Midwestern United States. As of March 31, 1997, the Hardee's system included 3,152 restaurants, of which 788 were operated by Hardee's and 2,364 were operated by its franchisees and licensees. The Hardee's Acquisition was financed by (i) a public offering of 8,337,500 shares of Common Stock of the Company (including 1,087,500 shares issued upon the exercise of over-allotment options granted to the underwriters), which generated net proceeds (after underwriting discounts and estimated offering expenses) of $222.2 million (the "Offering"); and (ii) borrowings of $133.9 million under the Company's New Credit Facility described below.

         Concurrently with the closing of Hardee's Acquisition, the Company entered into a Credit Agreement with Banque Paribas, as Agent, and the lenders identified therein (the "New Credit Facility"). The New Credit Facility consists of a $75.0 million term loan facility and a $225.0 million revolving credit facility.

         Immediately prior to the closing of the Hardee's Acquisition, Hardee's entered into three Supply Agreements with Fast Food Merchandisers, Inc. ("FFM") and a Distribution Agreement with FFM, pursuant to which FFM will supply Hardee's with substantially all of its requirements for certain food and other products and will distribute such products, together with most other food products sold or used by Hardee's in its restaurants, to Hardee's. FFM, formerly a wholly-owned subsidiary of Hardee's, was transferred by Hardee's to Imasco Holdings immediately prior to the closing of the Hardee's Acquisition.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of Business Acquired. The following financial statements of Hardee's are incorporated by reference herein from pages F-29 through F-53 of the Company's Prospectus, dated July 9, 1997, a copy of which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on July 11, 1997.

                                                                                                               Page
                                                                                                               ----
     Independent Auditors' Report....................................................................          F-29
     Combined Balance Sheets as of December 31, 1995 and 1996........................................          F-30
     Combined Statements of Operations for each of the years in the three-year period ended
       December 31, 1996.............................................................................          F-31
     Combined Statements of Shareholder's Equity for each of the years in the three-year period
       ended December 31, 1996.......................................................................          F-32
     Combined Statements of Cash Flows for each of the years in the three-year period ended
       December 31, 1996.............................................................................          F-33
     Notes to Combined Financial Statements..........................................................          F-35
     Combined Balance Sheets as of December 31, 1996 and March 31, 1997 (unaudited)..................          F-48
     Combined Statements of Operations for the three months ended March 31, 1996 and
       March 31, 1997 (unaudited)....................................................................          F-49
     Combined Statements of Shareholder's Equity for the year ended December 31, 1996 and the
       three months ended March 31, 1997 (unaudited).................................................          F-50
     Combined Statements of Cash Flows for the three months ended March 31, 1996 and
       March 31, 1997 (unaudited)....................................................................          F-51
     Notes to Combined Financial Statements (unaudited)..............................................          F-52

(b)  Pro Forma Financial Information.

     The following unaudited pro forma combined condensed financial information is based upon the historical consolidated financial statements of the Company and has been prepared to illustrate the effects of the Hardee's Acquisition.

     The unaudited pro forma combined condensed balance sheet as of May 19, 1997 gives effect to the Hardee's Acquisition and certain related transactions, the application of the estimated net proceeds from the Offering and borrowings under the New Credit Facility to finance the Hardee's Acquisition, as if all such transactions had been completed on May 19, 1997 and was prepared based upon the consolidated balance sheet of the Company as of May 19, 1997 and the combined balance sheet of Hardee's as of March 31, 1997. The unaudited pro forma combined condensed statements of operations for the fiscal year ended January 31, 1997 and for the 16 weeks ended May 19, 1997 give effect to the transactions described above as if all such transactions had been completed on February 1, 1996. The unaudited pro forma combined condensed statement of operations for the fiscal year ended January 31, 1997 was prepared based upon the consolidated statement of income of the Company for the fiscal year ended January 31, 1997 and the combined statement of operations of Hardee's for the year ended December 31, 1996. The unaudited pro forma combined condensed statement of operations for the 16 weeks ended May 19, 1997 was prepared based upon the consolidated statement of income of the Company for the 16 weeks ended May 19, 1997 and the combined statement of operations of Hardee's for the three months ended March 31, 1997.

     The unaudited pro forma combined condensed financial information is provided for comparative purposes only and is not indicative of the results of operations or financial position of the combined companies that would have occurred had the Hardee's Acquisition occurred at the beginning of the periods presented or on the date indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The unaudited pro forma combined condensed financial information and the related notes thereto should be read in conjunction with the Company's historical consolidated financial statements and with the combined financial statements of Hardee's, and the related notes, listed in Item 7(a) above. In addition, the unaudited pro forma combined condensed financial information does not reflect certain cost savings that management believes may be realized following the Hardee's Acquisition. These savings are expected to be realized primarily through the rationalization of Hardee's operations and implementation of the Company's management practices. Additionally, the Company believes the Hardee's Acquisition will enable it to continue to achieve economies of scale, such as enhanced purchasing power.

     The historical combined statement of operations of Hardee's for the year ended December 31, 1996 has been adjusted to reflect the continuing operations of the 808 company-operated Hardee's restaurants open and operating as of December 31, 1996. The historical combined statement of operations of Hardee's for the three months ended March 31, 1997 has been adjusted to reflect the continuing operations of the 788 company-operated Hardee's restaurants open and operating as of March 31, 1997. The historical combined financial statements of Hardee's also include (i) promotional costs in the amount of $5.6 million in 1996, which the Company believes will be non-recurring in future periods and
(ii) up to 114 under-performing company-operated restaurants which the Company intends to sell or franchise to an independent third party. These 114 restaurants generated revenues of $74.2 million and operating losses of $13.0 million in 1996 and revenues of $18.0 million and operating losses of $2.8 million for the three months ended March 31, 1997.

     The Hardee's Acquisition will be accounted for using the purchase method of accounting. Accordingly, the Company's cost to acquire Hardee's will be allocated to the assets acquired and liabilities assumed according to their estimated fair values as of the date of acquisition after giving effect to the purchase price adjustments required by the Stock Purchase Agreement. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase allocation adjustments made in connection with the preparation of the unaudited pro forma combined condensed financial information are preliminary, and have been made solely for the purpose of preparing such unaudited pro forma combined condensed financial information; however, no material effect on the statements of operations is anticipated.

                             CKE RESTAURANTS, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF MAY 19, 1997
                             (DOLLARS IN THOUSANDS)

                                                                HISTORICAL
                                                     --------------------------------
                                                       CKE      HARDEE'S
                                                     MAY 19,    MARCH 31,                PRO FORMA         PRO FORMA
                                                       1997       1997      COMBINED    ADJUSTMENTS        COMBINED
                                                     --------   ---------   ---------   -----------        ---------
Current assets:
  Cash and cash equivalents........................  $ 28,201   $  2,867    $ 31,068     $  29,080 A       $ 60,148
  Marketable securities............................       573          0         573                            573
  Accounts receivable..............................     6,752     18,406      25,158        (7,300)C         17,858
  Related party receivables........................     2,056         --       2,056                          2,056
  Income tax receivables...........................        --     12,472      12,472       (12,472)D             --
  Inventories......................................     9,058     12,101      21,159                         21,159
  Deferred income taxes, net.......................     7,214         --       7,214                          7,214
  Other current assets and prepaid expenses........    11,279      3,058      14,337           125 E         14,462
                                                     --------   --------    --------     ---------         --------
    Total current assets...........................    65,133     48,904     114,037         9,433          123,470
Property and equipment, net........................   211,256    395,787     607,043                        607,043
Property under capital leases, net.................    35,951      4,091      40,042                         40,042
Long-term investments..............................    47,119         --      47,119                         47,119
Notes receivable...................................     6,036      8,733      14,769                         14,769
Related party receivables..........................     6,078         --       6,078                          6,078
Costs in excess of net assets of businesses
  acquired, net....................................    24,331         --      24,331        51,436 F         75,767
Other assets.......................................    14,077     35,688      49,765       (30,806)E,G       18,959
                                                     --------   --------    --------     ---------         --------
         Total assets..............................  $409,981   $493,203    $903,184     $  30,063         $933,247
                                                     ========   ========    ========     =========         ========

Current liabilities:
  Current portion of long-term debt................  $    758   $  9,066    $  9,824     $   6,000 A,I     $ 15,824
  Current portion of capital lease obligations.....     4,960        561       5,521                          5,521
  Accounts payable.................................    25,165     16,599      41,764                         41,764
  Other current liabilities........................    51,694     74,511     126,205        14,148 E,H,I    140,353
                                                     --------   --------    --------     ---------         --------
    Total current liabilities......................    82,577    100,737     183,314        20,148          203,462
Long-term debt.....................................    34,055     21,405      55,460        99,164 A,I      154,624
Capital lease obligations..........................    46,323      6,008      52,331                         52,331
Other long-term liabilities........................    21,610     27,378      48,988        21,225 J,K,L     70,213
Post retirement benefits...........................        --     22,641      22,641       (17,635)M          5,006
                                                     --------   --------    --------     ---------         --------
         Total liabilities.........................   184,565    178,169     362,734       122,902          485,636
Stockholders' equity...............................   225,416    315,034     540,450       (92,839)A,B      447,611
                                                     --------   --------    --------     ---------         --------
         Total liabilities and stockholders'
           equity..................................  $409,981   $493,203    $903,184     $  30,063         $933,247
                                                     ========   ========    ========     =========         ========

                 See accompanying notes to unaudited pro forma
                   combined condensed financial information.

                             CKE RESTAURANTS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                    HISTORICAL
                                       CKE                       HARDEE'S
                                   FISCAL YEAR    --------------------------------------     CKE &
                                      ENDED            YEAR ENDED DECEMBER 31, 1996         ADJUSTED
                                   JANUARY 31,    --------------------------------------    HARDEE'S    PRO FORMA      PRO FORMA
                                       1997       HISTORICAL   ADJUSTMENTS(Q)   ADJUSTED    COMBINED   ADJUSTMENTS      COMBINED
                                   ------------   ----------   --------------   --------   ----------  -----------     ----------
Total revenues....................   $614,080      $806,044       $(60,982)     $745,062   $1,359,142   $              $1,359,142

Operating costs and expenses:
  Restaurant operations:
    Food and packaging............    167,625       238,359        (18,800)      219,559      387,184                     387,184
    Payroll and other employee
      benefits....................    149,846       264,195        (26,591)      237,604      387,450                     387,450
    Occupancy and other
      expenses....................    112,689       175,892        (21,477)      154,415      267,104                     267,104
  Franchised and licensed
    restaurants...................     71,986        34,174          1,001        35,175      107,161                     107,161
  Advertising expenses............     28,291        44,075         (7,679)       36,396       64,687                      64,687
  General and administrative
    expenses......................     41,643        79,735             --        79,735      121,378       1,285 F       122,663
                                     --------      --------       --------      --------   ----------   ---------      ----------
                                      572,080       836,430        (73,546)      762,884    1,334,964       1,285       1,336,249
Operating income (loss)...........     42,000       (30,386)        12,564       (17,822)      24,178      (1,285)         22,893
Interest expense..................     (9,877)       (6,981)            --        (6,981)     (16,858)    (10,866)E,N     (27,724)
Other income, net.................      4,587         9,508             --         9,508       14,095      (9,508)O         4,587
                                     --------      --------       --------      --------   ----------   ---------      ----------
Income (loss) before income
  taxes...........................     36,710       (27,859)        12,564       (15,295)      21,415     (21,659)           (244)
Income tax expense (benefit)......     14,408            --             --            --       14,408     (14,506)P           (98)
                                     --------      --------       --------      --------   ----------   ---------      ----------
Net income (loss).................   $ 22,302      $(27,859)      $ 12,564      $(15,295)  $    7,007   $  (7,153)     $     (146)
                                     ========      ========       ========      ========   ==========   =========      ==========
Net income (loss) per common and
  common equivalent share.........   $   0.73                                                                          $    (0.00)
                                     ========                                                                          ==========
Common and common equivalent
  shares used in computing per
  share amounts (000's)...........     30,414                                                                              37,792
                                     ========                                                                          ==========

                 See accompanying notes to unaudited pro forma
                   combined condensed financial information.

                             CKE RESTAURANTS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE 16 WEEKS ENDED MAY 19, 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                       HISTORICAL
                                          CKE                      HARDEE'S
                                        SIXTEEN     --------------------------------------
                                         WEEKS                THREE MONTHS ENDED              CKE &
                                         ENDED                  MARCH 31, 1997               ADJUSTED
                                        MAY 19,     --------------------------------------   HARDEE'S   PRO FORMA      PRO FORMA
                                          1997      HISTORICAL   ADJUSTMENTS(Q)   ADJUSTED   COMBINED  ADJUSTMENTS     COMBINED
                                       ----------   ----------   --------------   --------   --------  -----------     ---------
Total revenues........................  $235,470     $173,089       $   (944)     $172,145   $407,615    $             $407,615

Operating costs and expenses:
  Restaurant operations:
    Food and packaging................    65,302       50,308            132        50,440    115,742                   115,742
    Payroll and other employee
      benefits........................    59,606       59,657           (847)       58,810    118,416                   118,416
    Occupancy and other expenses......    43,178       38,700         (1,333)       37,367     80,545                    80,545
  Franchised and licensed
    restaurants.......................    22,496        6,218             --         6,218     28,714                    28,714
  Advertising expenses................    10,545        9,095           (953)        8,142     18,687                    18,687
  General and administrative
    expenses..........................    16,112       19,450             --        19,450     35,562        396 F       35,958
                                        --------     --------       --------      --------   --------    -------       --------
                                         217,239      183,428         (3,001)      180,427    397,666        396        398,062
Operating income (loss)...............    18,231      (10,339)         2,057        (8,282)     9,949       (396)         9,553
Interest expense......................    (2,871)        (823)            --          (823)    (3,694)    (3,344)E,N     (7,038)
Other income, net.....................     2,305        2,140             --         2,140      4,445     (2,140)O        2,305
                                        --------     --------       --------      --------   --------    -------       --------
Income (loss) before income taxes.....    17,665       (9,022)         2,057        (6,965)    10,700     (5,880)         4,820
Income tax expense (benefit)..........     7,079           --             --            --      7,079     (5,151)P        1,928
                                        --------     --------       --------      --------   --------    -------       --------
Net income (loss).....................  $ 10,586     $ (9,022)      $  2,057      $ (6,965)  $  3,621    $  (729)      $  2,892
                                        ========     ========       ========      ========   ========    =======       ========
Net income per common and common
  equivalent share....................  $   0.31                                                                       $   0.07
                                        ========                                                                       ========
Common and common equivalent shares
  used in computing per share amounts
  (000's).............................    34,300                                                                         42,638
                                        ========                                                                       ========

                 See accompanying notes to unaudited pro forma
                   combined condensed financial information.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

A The unaudited pro forma combined condensed balance sheet has been prepared to reflect the acquisition of Hardee's by CKE for an aggregate estimated purchase price of $327,000, which is subject to adjustment and was financed as follows:

        Borrowings under New Credit Facility..............................  $133,885
        Estimated Net Proceeds of Offering................................   222,195
                                                                            --------
                  Total...................................................  $356,080
                                                                            ========

     The excess of the foregoing amounts over the purchase price will be used for general corporate purposes. The current portion of the New Credit Facility is $15,000.

B The unaudited pro forma combined condensed balance sheet has been adjusted to eliminate the shareholder's equity of Hardee's.

C    To eliminate $7,300 of receivables not acquired by the Company.

D To eliminate $12,472 of federal and state income taxes receivable not acquired by the Company.

E To record estimated acquisition costs of $1,875 and $3,500 of debt issuance costs and $125 annual debt administration fee. The $3,500 debt issuance costs are capitalized as other assets and amortized over 5 years. Amortization of debt issuance costs is $700 for the fiscal year ended January 31, 1997. Amortization for the 16 weeks ended May 19, 1997 for the annual debt administration fee and for debt issuance costs is $254. Acquisition costs are included as part of the costs in excess of net assets of business acquired, net.

F To record $51,436 for the excess of consideration paid over the preliminary estimate of the fair value of net assets acquired, to be amortized over 40 years, and to record goodwill amortization of $1,285 and $396 for the fiscal year ended January 31, 1997 and the 16 weeks ended May 19, 1997, respectively.

G To eliminate deferred income tax assets of $34,306 not available to the Company.

H    To record estimated severance liability of $11,400.

I To eliminate deferred income tax liabilities of $1,166, a deferred gain of $1,586, short-term borrowings of $9,000 and long-term debt of $19,721 not assumed by the Company.

J To record estimated store closure reserves, at the net present value of the anticipated lease subsidy (excess of current rent over estimated sublease income, discounted at 10%), of $22,200.

K    To record a lease subsidy reserve for area offices of $5,000.

L To eliminate other long-term liabilities of $5,975 not assumed by the Company.

M To eliminate post retirement benefits of $17,635 not assumed by the Company.

N To record interest expense on borrowings under the New Credit Facility of $10,041 and $3,090 for the fiscal year ended January 31, 1997 and the 16 weeks ended May 19, 1997, respectively using an estimated 7.5% interest rate. A 0.125% increase/decrease in the estimated interest rate incrementally increases/decreases income before income taxes by $167 and $51 for the fiscal year ended January 31, 1997 and the 16 weeks ended May 19, 1997, respectively.

O To eliminate net management fee income of $9,508 and $2,140 received by Hardee's from FFM (a related party) during the year ended December 31, 1996 and the three months ended March 31, 1997, respectively, which will not be recurring.

P To record the income tax effects of the pro forma adjustments and consolidation of the entities at a pro forma tax rate of 40.0%.

Q During the year ended December 31, 1996 and the three months ended March 31, 1997, Hardee's sold or closed 155 and 31 restaurants, respectively, the revenues and expenses of which are included in the historical statement of operations of Hardee's. Adjustments in this column remove the operating results of these restaurants, as disclosed in Note 21 of Notes to Hardee's Combined Annual Financial Statements, and Note 4 of Notes to Hardee's Combined Interim Financial Statements, respectively. In addition, Hardee's operating results for the year ended December 31, 1996 included a write down of assets pursuant to Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and the reversal of a 1995 overaccrual relating to the disposition of restaurants in certain non-core Hardee's markets.

         (c)      Exhibits.

         Exhibit Number
         --------------

         23.1     Consent of Deloitte & Touche LLP.

         99.1     Press Release of the Company dated July 16, 1997.

         99.2 Credit Agreement, dated as of July 15, 1997, by and among the Company, Banque Paribas, as agent, and the lenders party thereto.*

         99.3 Supply Agreement, dated as of July 14, 1997, by and between Hardee's Food Systems, Inc. and Fast Food Merchandisers, Inc. (Forest City Division).*

         99.4 Supply Agreement, dated as of July 14, 1997, by and between Hardee's Food Systems, Inc. and Fast Food Merchandisers, Inc. (Monterey Division).*

         99.5 Supply Agreement, dated as of July 14, 1997, by and between Hardee's Food Systems, Inc. and QVS, Inc.*

         99.6 Distribution Agreement, dated as of July 14, 1997, by and among the Company, Hardee's Food Systems, Inc. and Fast Food Merchandisers, Inc.*

         99.7     Financial Statements of Hardee's Food Systems, Inc. listed in
                  Item 7(a) above.

---------------------
* Schedules omitted. The Registrant shall furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CKE RESTAURANTS, INC.

Date:  July 28, 1997                         By:    /s/ CARL A. STRUNK
                                                    ----------------------------
                                                    Carl A. Strunk,
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX

         The following exhibits are attached hereto and incorporated herein by reference:

                                                                                            Sequentially
Exhibit Number                   Description                                                Numbered Page
--------------                   -----------                                                -------------

         23.1     Consent of Deloitte & Touche LLP.

         99.1     Press Release of the Company dated July 16, 1997.

         99.2 Credit Agreement, dated as of July 15, 1997, by and among the Company, Banque Paribas, as agent, and the lenders party thereto.*

         99.3 Supply Agreement, dated as of July 14, 1997, by and between Hardee's Food Systems, Inc. and Fast Food Merchandisers, Inc.
                  (Forest City Division).*

         99.4 Supply Agreement, dated as of July 14, 1997, by and between Hardee's Food Systems, Inc. and Fast Food Merchandisers, Inc.
                  (Monterey Division).*

         99.5 Supply Agreement, dated as of July 14, 1997, by and between Hardee's Food Systems, Inc. and QVS, Inc.*

         99.6 Distribution Agreement, dated as of July 14, 1997, by and among the Company, Hardee's Food Systems, Inc. and Fast Food
                  Merchandisers, Inc.*

         99.7     Financial Statements of Hardee's Food Systems, Inc. listed in
                  Item 7(a) above.









----------
* Schedules omitted. The Registrant shall furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.